EXHIBIT 24.1

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints H. Carol Bernstein, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the annual report on Form 10-K for the fiscal year ended September 30, 2006 and any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William P. Noglows	Chairman of the Board,	November 29, 2006
William P. Noglows	President and Chief Executive Officer

/s/ Robert J. Birgeneau	Director	November 29, 2006
Robert J. Birgeneau

/s/ John P. Frazee, Jr.	Director	November 29, 2006
John P. Frazee, Jr.

/s/ H. Laurance Fuller	Director	November 29, 2006
H. Laurance Fuller

/s/ Edward J. Mooney	Director	November 29, 2006
Edward J. Mooney

/s/ Steven V. Wilkinson	Director	November 29, 2006
Steven V. Wilkinson

/s/ Albert Y. C. Yu	Director	November 29, 2006
Albert Y. C. Yu